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Exhibit 21

                 SUBSIDIARIES OF WIRELESS XCESSORIES GROUP, INC.

Name                                              Jurisdiction of Incorporation
----                                              ------------------------------

Battery Network, Inc.                                      Illinois
Cliffco of Tampa Bay, Inc.                                 Florida
Advanced Fox Antenna, Inc.                                 Pennsylvania
Accessory Solutions.com, Inc.                              Delaware